                                                              Exhibit 4.10

          NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

          Void after 5:00 p.m. New York City time, on January 19, 2000. Subject to early termination as provided in Sections 8(d) and 10 herein.



                 SERIES D REDEEMABLE WARRANT TO PURCHASE COMMON STOCK
                                          OF
                                   UNSI CORPORATION

          This is to certify that, FOR VALUE RECEIVED, M&A Investments, Inc. or assigns ("Holder") , is entitled to purchase, subject to the provisions of this Warrant, from UNSI Corporation, a Delaware corporation (the "Company"), at an exercise price per share of ten cents ($.10), 770,000 shares (subject to adjustment as set forth in the next sentence and as otherwise set forth herein) of common stock, par value $.01 per share, of the Company (the "Common Stock") at any time during the period (the "Exercise Period") commencing after January 4, 1997 and prior to 5:00 p.m. New York City time, on January 19, 2000; provided, however, that if such date is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. In the event that one or more of the Company's Series B Warrants and/or 7% PIK Debentures due 1999 (the "PIK Debentures") are not retired, redeemed, cancelled or otherwise terminated prior to the exercise of this Warrant, the number of shares issuable upon exercise of this Warrant shall be adjusted so that this Warrant shall be exercisable to acquire 10.12% of the UNSI Common Stock outstanding as of the date hereof on a fully diluted basis. The term "fully diluted basis" means after giving effect to the exercise or conversion of all UNSI securities outstanding as of the date hereof (other than the Company's Series B Warrants and/or PIK Debentures that are retired, redeemed, cancelled or otherwise terminated prior to the date of exercise of this Warrant and the Series D Redeemable Warrant (denominated WD-5)) convertible or exercisable into UNSI Common Stock. Notwithstanding anything to the contrary herein, this Warrant may be exercised after December 18, 1995, in the event that the Company  shall have  received prior  to the  date of
          exercise an opinion of its counsel to the effect that such exercise will not adversely effect the Company's ability to use its net operating losses. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted
          from time to time as hereinafter set  forth.   The shares  of
          Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares," and the exercise price for the purchase of a share of Common Stock pursuant to this Warrant in effect at any time and as adjusted from time to time is hereby referred to as the "Exercise Price".

                    1. EXERCISE OF WARRANT. This Warrant may be exercised in whole at any time or in part from time to time during the Exercise Period by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto as Exhibit A duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

                    2. RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

                    3. FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant.

                    4. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common
          Stock  purchasable  hereunder.    Subject to  the  provisions  of
          Section 9 of this Warrant, upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto as Exhibit A duly executed and funds sufficient to  pay  any  transfer tax,  the Company shall, without
          charge, execute and deliver a  new Warrant in  the  name  of the  assignee  named  in  such  instrument  of assignment and
          this  Warrant shall promptly  be cancelled.   This Warrant
          may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if
          any, together  with   a  written  notice  specifying   the
          names  and denominations in which new  Warrants are to be
          issued  and signed by the Holder hereof.  The term "Warrant"
          as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction
          or mutilation  of this Warrant, and (in the   case  of   loss,
          theft   or  destruction)   of  reasonably satisfactory
          indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

                    5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

                    6. ADJUSTMENT OF EXERCISE PRICE. In case the Company shall, (a) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock (b) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (c) combine or reclassify its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed in this Section 6 shall occur. All calculations under this Section 6 shall be made to the nearest cent or to the nearest share, as the case may be.

                    7.   RECLASSIFICATION,  REORGANIZATION  OR MERGER.   If
          any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the
          Company   with  another  corporation,  or  the  sale  of  all  or
          substantially all of its assets to another corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, adequate provision shall be made whereby the Holder of this Warrant shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company then receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock then receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant. In the event of a merger or consolidation of the Company as a result of which a greater or lesser number of shares of common stock of the surviving corporation is issuable to holders of Common Stock of the Company outstanding immediately prior to such merger or consolidation, the Exercise Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company.

                    8.   REGISTRATION UNDER THE SECURITIES ACT OF 1933.

                         (a) For the four year period commencing after January 19, 1996 (subject to Section 8(f)), the Company shall advise the Holder of Warrants or the Warrant Shares or any then holder of the Warrants or Warrant Shares (such persons being collectively referred to herein as "holders") by written notice at least thirty (30) days prior to the filing of any registration statement under the Act (other than a registration statement on Form S-4, Form S-8 or subsequent similar forms) covering securities of the Company and will upon the request of any such holder, include in any such registration statement such information as may be required to permit a public offering of the Warrant Shares; provided, however, that if the registration statement relates to a public offering by the Company of its securities and the managing underwriters advise the holder that the inclusion in the offering of securities being sold by the holder would adversely affect the ability of the Company to complete the public offering (and other selling stockholders, if any, are similarly advised), then the holder will agree to reduce the number of Warrant Shares to be registered to a number of shares which shall be not less than ten percent (10%) of the number of shares being offered by the Company and the holder will further agree not to make any sales of the securities so included for a period of one hundred eighty (180) days from the effective date of such registration statement. The Company shall keep such registration statement current for a period of up to nine (9) months from the conclusion of such one hundred eighty (180) day period; provided, however, that the Company shall not be required to keep the registration statement effective beyond the date after which the registration statement must be amended to include updated audited financial statements. The Company shall supply prospectuses, qualify the Warrants and the Warrant Shares for sale in such states as any such holder reasonably designates and furnish indemnification in the manner as set forth in
          Section 8(b)(ii). Such holders shall furnish information and provide indemnification as set forth in Section 8(b)(ii).

                         (b) The following provisions shall also be applicable:

                              (i) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Section 8 of this Warrant. Any holder whose Warrant Shares are included in any such registration statement pursuant to this
          Section 8 shall, however, bear the fees of his own counsel and accountants and any transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by him pursuant thereto.

                              (ii)   The Company  shall indemnify  and hold
          harmless each such holder and each underwriter, within the meaning of the Act, who may purchase from or sell for any such holder any Warrants and/or Warrant Shares from and against any and any losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of this
          Section 8 or any application or other filing under any state securities law caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to which such holder or any such underwriter or any of them may become subject under the Act, the Securities Exchange Act of 1934, as amended, or other Federal or state statutory law or regulation, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished to the Company by any such holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of such Act; provided, however, that any such holder or underwriter shall at the same time indemnify the Company, its directors, each officer signing the related registration statement, each person, if any, who controls the Company within the meaning of such Act and each other Holder, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section 8 or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission is based upon information furnished to the Company by any such holder or underwriter expressly for use therein.

                         (c) The Company's agreements with respect to Warrants or Warrant Shares in this Section 8 shall continue in effect regardless of the exercise and surrender of this Warrant.

                         (d)   Notwithstanding  any contrary  provisions of
          this Section 8 the holder of this Warrant may, at its election, include this Warrant as well as the Warrant Shares issuable upon exercise of this Warrant in any registration statement filed pursuant to this Section 8; provided, however, that in the event that both (i) this Warrant shall be included in any such registration statement and (ii) this Warrant shall be transferred at a time subsequent to the effective date of such registration statement at which time the registration statement is current, then this Warrant shall cease to be exercisable after 5:00 P. M., New York City time on the thirtieth (30th) day after the date of such transfer or, if such thirtieth (30th) day shall be a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. In the event that any registration statement referred to in the preceding sentence shall cease to be current during the thirty (30) day period referred to above, then, notwithstanding the preceding sentence, the exerciseability of this Warrant shall not be affected by the transfer of this Warrant. Nothing in this Warrant shall be construed in any manner to require the Company to take steps to create or provide for a public market for the Warrants.

                    9. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. This Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

                         (a) To a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto against receipt of an agreement of such person to comply with the provisions of this Section 9 with respect to any resale or other disposition of such securities which agreement shall be reasonably satisfactory in form and substance to the Company and its counsel; or

                         (b) to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

                    10.  REDEMPTION OF  WARRANT.   The Company may,  at its
          option, at  any time prior to  the close of business  on December
          18,

          1995 (the "Final Date"), redeem all of the Series D Warrants upon notice and in the manner set forth below. The Company may redeem all the Warrants by mailing or otherwise delivering a notice of such redemption prior to the Final Date to the holder of Warrants to be redeemed at M&A Investments, Inc., 1220 Senlac Drive, Carrollton, Texas 75006 or at such other address as the holder of this Warrant shall designate in writing to the Company. Such notice of redemption shall be accompanied by a certified check payable to the holder of this Warrant in the amount of $77,000. Such Warrant shall be deemed to be redeemed on the date such notice (accompanied by such payment) is given. (For the purposes of this Warrant, the term "business day" shall mean any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York are authorized or obligated to close).

          Dated:  June 28, 1995


                                        UNSI CORPORATION


                                        By:________________________________
                                           Peter A. Lusk
                                           Chairman of the Board

                                                                  Exhibit A

                                    PURCHASE FORM


                                                    Dated            , 19


               The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing shares of Common Stock and hereby makes payment of in payment of the actual exercise price thereof.



                        INSTRUCTIONS FOR REGISTRATION OF STOCK

          Name
              (Please typewrite or print in block letters)

          Signature



                                   ASSIGNMENT FORM

                    FOR VALUE RECEIVED,
          hereby sells, assigns and transfer unto

          Name
              (Please typewrite or print in block letters)

          Address

          Social Security or Employer Identification No.
          the right to purchase Common Stock represented by this Warrant to
          the extent of                    shares as to which such right is
          exercisable and does hereby irrevocably constitute and appoint
                                      Attorney, to transfer the same on the
          books of the Company with full power of substitution in the premises.


          Dated:                    , 19

          Signature

          Signature Guaranteed